    As filed with the Securities and Exchange Commission on March 31, 2003.
                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           LANDRY'S RESTAURANTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                    74-0405386
(State or Other Jurisdiction of Incorporation           (I.R.S. Employer
             or organization)                          Identification Number)


    1510 West Loop South, Houston, Texas                        77027
  (Address of Principal Executive Offices)                    (Zip Code)

                           Landry's Restaurants, Inc.
                    2002 Employee/Rainforest Conversion Plan
                         2002 Employee Agreement No. 1
                         2002 Employee Agreement No. 2
                         2002 Employee Agreement No. 3
                         2002 Employee Agreement No. 4
                             2002 Stock Option Plan
                         2001 Employee Agreement No. 1
                         2001 Employee Agreement No. 2
                         2001 Employee Agreement No. 3
                         2001 Employee Agreement No. 4
                    2001 Individual Stock Option Agreements
                             (Full Title of Plans)

                               Tilman J. Fertitta
                              1510 West Loop South
                              Houston, Texas 77027
                    (Name and address of Agent for Service)

                                 (713) 850-1010
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

          ARTHUR S. BERNER, ESQ.            STEVEN L. SCHEINTHAL, ESQ.
           Haynes and Boone, LLP      Vice President of Administration,
        1000 Louisiana, Suite 4300        General Counsel and Secretary
           Houston, Texas 77002             Landry's Restaurants, Inc.
              (713) 547-2526                   1510 West Loop South
                                               Houston, Texas 77027
                                                   (713) 850-1010

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                          Proposed Maximum      Proposed Maximum       Amount of
         Title of Securities             Amount to be    Offering Price Per    Aggregate Offering    Registration
           to be Registered             Registered (1)          Share                 Price               Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01(3)..... 2,162,500 shares   $     16.625(2)       $  35,951,562.50(2)   $ 2,908.48
------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.01(4).....   437,500 shares          18.00                 7,875,000          637.09
------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.01(5).....     6,000 shares          18.00                   108,000            8.74
------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.01(6).....   496,500 shares           8.50                 4,220,250          341.42
------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.01(6).....   131,000 shares          15.80                 2,069,800          167.45
------------------------------------------------------------------------------------------------------------------

     Total Fee....................... 3,233,500 shares            n/a          $  50,224,612.50      $ 4,063.17
==================================================================================================================

(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to anti-dilution and adjustment provisions of the above-referenced plan.

(2) Computed pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, based on the average of the high and low sale prices, as reported on the New York Stock Exchange on March 25, 2003 ($16.625).

(3) These shares are reserved for issuance under our 2002 Employee/Rainforest Conversion Plan.

(4) These shares have been issued or are reserved for issuance under our 2002 Employee Agreements.

(5) These shares have been issued or are reserved for issuance under our 2002 Stock Option Plan.

(6) These shares have been issued or are reserved for issuance under our 2001 Employee Agreements.

                                EXPLANATORY NOTE

     We have prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933 to register shares of our common stock issuable upon the exercise of stock options granted under our 2002 Employee/Rainforest Conversion Plan, certain 2002 Individual Stock Option Agreements pertaining to our senior management (which are attached hereto as exhibits), certain stock option agreements under our 2002 Stock Option Plan pertaining to our non-employee directors (which are attached hereto as exhibits), certain 2001 Individual Stock Option Agreements pertaining to our senior management (which are attached hereto as exhibits), and the 2001 Individual Stock Option Agreements pertaining to certain of our employees, the form of agreement effecting which plans is attached hereto as an exhibit.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         *The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8 and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by us with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, are incorporated herein by reference:

     .   Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     . The description of common stock contained in our Registration Statement on Form S-1, filed with the SEC on March 8, 1994 (Registration No. 33-75440), including any future amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under the plans have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, pursuant to which we are incorporated, provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and or purchase indemnity insurance on behalf of its directors and officers.

         Article IX of our certificate of incorporation provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative (including actions by or in the right of our company), by reason of the fact that he is or was a director or officer of our company, or is or was serving at the request of our company as a director or officer of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether an incumbent or former director or officer is entitled to indemnification because it has met the applicable standards of conduct set forth above is to be made, unless ordered by a court:
(i) by a majority vote of a quorum consisting of directors who at the time of the vote are not parties to the proceeding; (ii) if such quorum cannot be obtained, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by a vote of our stockholders. Our certificate of incorporation further provides that the expenses (including attorneys' fees) incurred in any such action by one of our directors or officers may be paid or reimbursed by us in advance of the final disposition of such action, suit or proceeding upon receipt of a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed if it is ultimately determined that he is not entitled to be indemnified by us as authorized in the certificate of incorporation.

         Our certificate of incorporation further provides that the indemnification described therein is not exclusive, and shall not exclude any other rights to which those seeking to be indemnified may be entitled under statute, any bylaw, agreement, vote of our stockholders or disinterested directors, or otherwise, both as to action in his official capacity and to his action in another capacity while holding such office.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Items denoted by a letter are incorporated by reference to other documents previously filed with the Securities and Exchange Commission as set forth at the end of this table. Items not denoted by a letter but denoted with an * are being filed herewith.

Exhibit
Number                         Description
------                         -----------
    4.1 Specimen of Common Stock certificate, $0.01 par value, of Landry's Restaurants, Inc. (a)

   *5.1    Opinion of Haynes and Boone, LLP, counsel for Landry's Restaurants,
           Inc.

  *23.1    Consent of Ernst & Young LLP.

  *23.2    Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

  *24.1 Powers of Attorney (included on signature page to this registration statement).

  *99.1    Landry's Restaurants, Inc. 2002 Employee/Rainforest Conversion Plan.

  *99.2    Landry's Restaurants, Inc. 2002 Employee Agreement No. 1.

  *99.3    Landry's Restaurants, Inc. 2002 Employee Agreement No. 2

  *99.4    Landry's Restaurants, Inc. 2002 Employee Agreement No. 3

  *99.5    Landry's Restaurants, Inc. 2002 Employee Agreement No. 4

  *99.6    Landry's Restaurants, Inc. 2001 Employee Agreement No. 1.

  *99.7    Landry's Restaurants, Inc. 2001 Employee Agreement No. 2

  *99.8    Landry's Restaurants, Inc. 2001 Employee Agreement No. 3

  *99.9    Landry's Restaurants, Inc. 2001 Employee Agreement No. 4

  *99.10 Form of Landry's Restaurants, Inc. Nonqualified Stock Option Agreement for use in Landry's Restaurants, Inc. 2001 Individual Stock Option Agreements.

  *99.11 Form of Landry's Restaurants, Inc. Stock Option Agreement for use in Landry's Restaurants, Inc. 2002 Stock Option Plan.

  __________

(a) Incorporated by reference to our Registration Statement on Form S-1, No. 33-65498, filed with the commission on August 18, 1993, and all amendments thereto.

Item 9.  Undertakings.

(a)   We hereby undertake:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
           Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
      1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on March 28, 2003.

                                    By:    /s/ TILMAN J. FERTITTA
                                        -------------------------------
                                           Tilman J. Fertitta,
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer

     Each of the undersigned constitutes and appoints Tilman J. Fertitta, Paul
S. West and Steven L. Scheinthal, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments to this registration statement (including post-effective amendments) and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and/or any state securities department or any other federal or state agency or governmental authority granting unto such attorneys-in-fact and agents, and each of them, full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all extents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                  SIGNATURE                                    TITLE                               DATE
             /s/ TILMAN J. FERTITTA             Chairman of the Board of Directors,          March 28, 2003
   ------------------------------------
            Tilman J. Fertitta                 President and Chief Executive Officer
                                                   (Principal Executive Officer)


        /s/ PAUL S. WEST                       Director, Vice President of Finance           March 28, 2003
   ------------------------------------
            Paul S. West                            and Chief Financial Officer
                                                   (Principal Financial Officer)


        /s/ STEVEN L. SCHEINTHAL                   Director, Vice President of               March 28, 2003
   ------------------------------------
            Steven L. Scheinthal                Administration, General Counsel and
                                                             Secretary


        /s/ MICHAEL S. CHADWICK                              Director                        March 28, 2003
   ------------------------------------
            Michael S. Chadwick


        /s/ JAMES E. MASUCCI                                 Director                        March 28, 2003
   ------------------------------------
            James E. Masucci


         /s/ JOE MAX TAYLOR                                  Director                        March 28, 2003
   ------------------------------------
            Joe Max Taylor

                                  EXHIBIT INDEX

         Items denoted by a letter are incorporated by reference to other documents previously filed with the Securities and Exchange Commission as set forth at the end of this table. Items not denoted by a letter but denoted with an * are being filed herewith.

Exhibit
Number                                  Description
------                                  -----------
   4.1    Specimen of Common Stock certificate, $0.01 par value, of Landry's
          Restaurants, Inc. (a)

  *5.1    Opinion of Haynes and Boone, LLP, counsel for Landry's
          Restaurants, Inc.

 *23.1    Consent of Ernst & Young LLP.

 *23.2    Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

 *24.1 Powers of Attorney (included on signature page to this registration statement).

 *99.1    Landry's Restaurants, Inc. 2002 Employee/Rainforest Conversion Plan.

 *99.2    Landry's Restaurants, Inc. 2002 Employee Agreement No. 1.

 *99.3    Landry's Restaurants, Inc. 2002 Employee Agreement No. 2

 *99.4    Landry's Restaurants, Inc. 2002 Employee Agreement No. 3

 *99.5    Landry's Restaurants, Inc. 2002 Employee Agreement No. 4

 *99.6    Landry's Restaurants, Inc. 2001 Employee Agreement No. 1.

 *99.7    Landry's Restaurants, Inc. 2001 Employee Agreement No. 2

 *99.8    Landry's Restaurants, Inc. 2001 Employee Agreement No. 3

 *99.9    Landry's Restaurants, Inc. 2001 Employee Agreement No. 4

 *99.10   Form of Landry's Restaurants, Inc. Nonqualified Stock Option
          Agreement for use in Landry's Restaurants, Inc. 2001 Individual Stock
          Option Agreements.

 *99.11   Form of Landry's Restaurants, Inc. Stock Option Agreement for use in
          Landry's Restaurants, Inc. 2002 Stock Option Plan.

__________

(a) Incorporated by reference to our Registration Statement on Form S-1, No. 33-65498, filed with the commission on August 18, 1993, and all amendments thereto.